                                 EXHIBIT 99.1

              FINANCIAL STATEMENTS OF UNITED BANK & TRUST COMPANY


                              Page 8 of l0 Pages
                            Exhibit Index on Page 6

                         UNITED BANK AND TRUST COMPANY

                             Financial Statements

                          December 31, 1997 and 1996


                   With Independent Auditors' Report Thereon

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
United Bank and Trust Company:

We have audited the accompanying balance sheets of United Bank and Trust Company as of December 31, 1997 and 1996, and the related statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Bank and Trust Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                        /s/ KPMG Peat Marwick LLP


February 20, 1998

                         UNITED BANK AND TRUST COMPANY

                                 Balance Sheets

                           December 31, 1997 and 1996


                          Assets                                1997        1996
                          ------                            -----------  ----------
Cash and due from banks, including Federal reserve
 requirements of $125,000 in 1997 and 1996                  $   895,370   1,380,146
Federal funds sold                                            1,621,174     935,000
Interest-bearing deposits with other banks                      286,505     883,042
Investment securities available for sale (notes 2 and 6)     13,581,664  14,915,929

Loans (notes 3 and 6)                                        22,757,060  17,944,977
  Less:
    Unearned interest and loan fees                              13,137      15,528
    Allowance for loan losses (note 3)                          312,519     239,747
                                                            -----------  ----------
      Loans, net                                             22,431,404  17,689,702
                                                            -----------  ----------

Premises and equipment, net (note 4)                          2,051,439   2,156,365
Accrued interest receivable                                     435,056     414,293
Other assets (note 7)                                           171,851     289,342
                                                            -----------  ----------
      Total assets                                          $41,474,463  38,663,819
                                                            ===========  ==========

See accompanying notes to financial statements.

              Liabilities and Shareholders' Equity                      1997        1996
              ------------------------------------                  -----------  ----------
Liabilities:
  Deposits:
    Noninterest-bearing                                             $ 2,968,293   2,782,973
    Interest-bearing (note 5)                                        32,881,626  28,196,632
                                                                    -----------  ----------
      Total deposits                                                 35,849,919  30,979,605

  Borrowings (note 6)                                                        --   2,600,000
  Accrued interest payable                                              361,034     290,681
  Accrued expenses and other liabilities                                136,850      57,814
                                                                    -----------  ----------
      Total liabilities                                              36,347,803  33,928,100
                                                                    -----------  ----------

Shareholders' equity (note 8):
  Common stock - $5 par value.  Authorized 2,000,000
    shares; issued and outstanding 451,105 shares                     2,255,525   2,255,525
  Surplus                                                             2,187,292   2,187,292
  Retained earnings                                                     673,099     411,775
  Net unrealized holding gains (losses) on investment securities
   available for sale                                                    10,744    (118,873)
                                                                    -----------  ----------
      Total shareholders' equity                                      5,126,660   4,735,719

Commitments (note 3)                                                         --
                                                                    -----------  ----------
      Total liabilities and shareholders' equity                    $41,474,463  38,663,819
                                                                    ===========  ==========

                        UNITED BANK AND TRUST COMPANY

                             Statements of Income

                 Years ended December 31, 1997, 1996, and 1995

                                                          1997       1996        1995
                                                       ----------  ---------  ----------
Interest income:
  Loans, including fees                                $2,190,029  1,913,323  1,790,065
  Investment securities:
    Tax exempt                                            100,935     82,378     25,423
    Taxable                                               881,476    889,434    505,954
  Deposits with other banks                                29,436     22,825     29,366
  Federal funds sold                                       20,062     15,790     15,431
                                                       ----------  ---------  ---------
       Total interest income                            3,221,938  2,923,750  2,366,239
                                                       ----------  ---------  ---------

Interest expense:
  Deposits (note 5)                                     1,381,263  1,205,859  1,009,518
  Borrowings                                              135,429    182,154     44,655
                                                       ----------  ---------  ---------
       Total interest expense                           1,516,692  1,388,013  1,054,173
                                                       ----------  ---------  ---------

       Net interest income                              1,705,246  1,535,737  1,312,066

Provision for loan losses (note 3)                         93,050     51,500     36,000
                                                       ----------  ---------  ---------
       Net interest income after provision
        for loan losses                                 1,612,196  1,484,237  1,276,066
                                                       ----------  ---------  ---------
Other income:
  Service charges on deposit accounts                     389,210    258,362    213,913
  Gain (loss) on sale of investment securities (note 2)     6,554         --     (2,245)
  Other operating income                                   13,107     63,968     31,049
                                                       ----------  ---------  ---------
       Total other income                                 408,871    322,330    242,717
                                                       ----------  ---------  ---------
Other expenses:
  Salaries and employee benefits                          823,985    780,502    656,933
  Net occupancy and equipment expense                     278,857    268,450    202,867
  Other operating expense (note 9)                        425,140    468,341    390,450
                                                       ----------  ---------  ---------
       Total other expenses                             1,527,982  1,517,293  1,250,250
                                                       ----------  ---------  ---------

       Income before income taxes                         493,085    289,274    268,533

Income taxes (note 7)                                     141,540     80,913     80,800
                                                       ----------  ---------  ---------

       Net income                                      $  351,545    208,361    187,733
                                                       ==========  =========  =========

Basic income per common share based on weighted
 average common shares outstanding of 451,105
 in 1997, 1996, and 1995                                     $.78        .46        .42
                                                             ====        ===        ===

See accompanying notes to financial statements.

                         UNITED BANK AND TRUST COMPANY

                       Statements of Shareholders' Equity

                 Years ended December 31, 1997, 1996, and 1995



                                                                                              Net unrealized holding
                                                        Common stock                             gains (losses) on
                                               --------------------------------    Retained   investment securities
                                               Shares      Amount      Surplus     earnings     available for sale      Total
                                               -------   ----------   ---------    --------   ----------------------  ---------
Balance at December 31, 1994                   451,105   $2,255,525   2,187,292      83,347            (163,550)      4,362,614
Net income                                          --           --          --     187,733                  --         187,733
Change in net unrealized gain (loss)
 on investment securities available
 for sale                                           --           --          --          --             147,663         147,663
                                               -------   ----------   ---------     -------           ---------       ---------
Balance at December 31, 1995                   451,105    2,255,525   2,187,292     271,080             (15,887)      4,698,010

Net income                                          --           --          --     208,361                  --         208,361
Change in net unrealized gain (loss)
 on investment securities available
 for sale                                           --           --          --                        (102,986)       (102,986)
Cash dividends paid ($0.15 per share)               --           --          --     (67,666)                            (67,666)
                                               -------   ----------   ---------     -------           ---------       ---------
Balance at December 31, 1996                   451,105    2,255,525   2,187,292     411,775            (118,873)      4,735,719

Net income                                          --           --          --     351,545                  --         351,545
Change in net unrealized gain (loss)
 on investment securities available
 for sale                                           --           --          --          --             129,617         129,617
Cash dividends paid ($0.20 per share)               --           --          --     (90,221)                 --         (90,221)
                                               -------   ----------   ---------     -------           ---------       ---------
Balance at December 31, 1997                   451,105   $2,255,525   2,187,292     673,099              10,744       5,126,660
                                               =======   ==========   =========     =======           =========       =========

See accompanying notes to financial statements.

                         UNITED BANK AND TRUST COMPANY

                            Statements of Cash Flows

                 Years ended December 31, 1997, 1996, and 1995

                                                                   1997         1996         1995
                                                               -----------   ----------   ----------
Cash flows from operating activities:
  Net income                                                   $   351,545      208,361      187,733
  Adjustments to reconcile net income to net
   cash provided by operating activities:
     Provision for loan losses                                      93,050       51,500       36,000
     Depreciation and amortization                                 158,686      156,958      116,276
     Deferred income tax expense (benefit)                          (6,909)      15,941       13,727
     (Gain) loss on sale of investment securities -
      available for sale                                            (6,554)          --        2,245
  Changes in assets and liabilities:
    Increase in accrued interest receivable                        (20,763)     (54,669)    (152,284)
    Decrease (increase) in other assets                                158      126,646      (73,407)
    Increase in accrued interest payable                            70,353       38,883      102,777
    Increase (decrease) in accrued expenses and
     other liabilities                                              79,036       47,588      (73,356)
                                                               -----------   ----------   ----------
      Net cash provided by operating activities                    718,602      591,208      159,711
                                                               -----------   ----------   ----------
Cash flows from investing activities:
  Purchase sales of interest-bearing deposits with
   other banks                                                          --     (685,042)     (99,000)
  Proceeds from maturities of interest-bearing
   deposits with other banks                                       596,537           --      385,275
  Purchase of investment securities:
    Purchase of investment securities - held to maturity                --           --   (1,272,766)
    Purchase of investment securities - available for sale      (7,141,307)  (2,351,802)  (8,885,775)
  Proceeds from calls/maturities of investment securities -
   available for sale                                            2,599,062    1,043,567    1,022,297
  Proceeds from paydowns on mortgage-backed securities             369,854      634,999           --
  Proceeds from calls/maturities of investment securities -
   held to maturity                                                     --           --    1,038,918
  Proceeds from sales of investment securities
   available for sale                                            5,705,770           --      395,701
  Net (increase) decrease in loans                              (4,777,283)  (1,619,291)     382,001
  Purchase of premises and equipment                               (49,930)    (500,690)    (517,950)
                                                               -----------   ----------   ----------
      Net cash used in investing activities                     (2,697,297)  (3,478,259)  (7,551,299)
                                                               -----------   ----------   ----------

                                                            (Continued)

                         UNITED BANK AND TRUST COMPANY

                            Statements of Cash Flows

                                                              1997        1996        1995
                                                           ----------   ---------   ---------
Cash flows from financing activities:
  Net increase in demand deposits, NOW
   accounts, and savings accounts                         $ 3,510,634     627,643   4,162,702
  Net increase in certificates of deposit                   1,359,680   3,498,549   1,042,683
  Borrowings from FHLB                                             --          --   2,600,000
  Repayments of FHLB advances                              (2,600,000)         --    (565,000)
  Net (decrease) increase in federal funds purchased               --    (120,000)    120,000
  Dividends paid                                              (90,221)    (67,666)         --
                                                          -----------   ---------   ---------
      Net cash provided by financing activities             2,180,093   3,938,526   7,360,385
                                                          -----------   ---------   ---------
      Net increase (decrease) in cash and cash
       equivalents                                            201,398   1,051,475     (31,203)

Cash and cash equivalents at beginning of year              2,315,146   1,263,671   1,294,874
                                                          -----------   ---------   ---------
Cash and cash equivalents at end of year                  $ 2,516,544   2,315,146   1,263,671
                                                          ===========   =========   =========
Supplemental disclosures of cash paid during
 the year for:
   Interest                                               $ 1,458,795   1,349,130     951,396
                                                          ===========   =========   =========
   Income taxes                                           $    52,141     108,096     142,828
                                                          ===========   =========   =========
Supplemental disclosure of noncash investing
 and financing activities:
   Transfer of investment securities held-to-
    maturity to available-for-sale category               $        --          --   4,021,560
                                                          ===========   =========   =========
   Sale of real estate, financed with loans
    from the Bank                                         $    59,780          --          --
                                                          ===========   =========   =========

See accompanying notes to financial statements.

                         UNITED BANK AND TRUST COMPANY

                         Notes to Financial Statements

                       December 31, 1997, 1996, and 1995


(1)  Summary of Significant Accounting Policies

     The accounting and reporting policies of United Bank and Trust Company ("Bank") conform to generally accepted accounting principles and to general practices within the banking industry. The following is a description of the more significant accounting policies.

     (a)  General

          The Bank was incorporated as a banking corporation under the laws of the State of Georgia on October 27, 1988, for the purpose of conducting commercial banking business in Polk County, Georgia. Effective January 16, 1990, upon receipt of approval from the Georgia Department of Banking and Finance, the Bank commenced operations.

          The Bank provides a full range of banking services to individual and corporate customers in northwest Georgia. The Bank is subject to competition from other financial institutions and other companies providing financial services. The Bank is subject to regulations of certain Federal and state agencies and undergoes periodic examinations by those regulatory authorities.

          The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and income and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses.

     (b)  Cash and Cash Equivalents

          For purposes of the statement of cash flows, the Bank considers amounts due from banks and federal funds sold to be cash equivalents. Generally, federal funds are sold for one-day periods.


                                                                     (Continued)

                         UNITED BANK AND TRUST COMPANY

                         Notes to Financial Statements


     (c)  Investment Securities

          Investment securities held-to-maturity are adjusted for amortization of premiums and accretion of discounts. With the exception of mortgage-backed securities, purchase premiums and discounts are amortized and accreted to interest income using the straight-line method over the period to maturity of the related securities. Interest income is recognized when earned. If an investment security is sold, the realized gain or loss on the sale is recognized on the trade date, based on the net proceeds and the adjusted carrying amount of the specific security sold.

          Mortgage-backed securities are stated at their unpaid principal balances, net of unamortized purchase premiums and unaccreted purchase discounts. The purchase premiums and discounts are amortized and accreted to interest income using a method which approximates a level yield over the lives of the mortgage-backed securities, taking into consideration assumed prepayment patterns.

          A decline in the fair value below cost of any available-for-sale or held-to-maturity investment security that is deemed other than temporary is charged to income resulting in the establishment of a new cost basis for the security.

     (d)  Loans

          Loans are generally reported at principal amount less unearned interest, unearned loan fees, and the allowance for loan losses. Interest income on installment loans made on a discount basis is recognized using a method which approximates a level yield. Interest income on all other loans is recognized on a level-yield basis.

          Impaired loans are accounted for under the provisions of SFAS 114, Accounting by Creditors for Impairment of a Loan and SFAS 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures, which amends the requirements of SFAS 114 regarding interest income recognition and related disclosure requirements. Under these provisions, impaired loans are measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. At December 31, 1997 and 1996, pursuant to the definitions within SFAS 114 and SFAS 118, the Bank's impaired loans were insignificant.

          Additions to the allowance for loan losses are based on management's evaluation of the loan portfolio under current economic conditions, value of underlying collateral, past loan loss experience, and such other factors which, in management's judgment, deserve recognition in estimating loan losses. Loans are charged off when, in the opinion of management, such loans are deemed to be uncollectible. Recognized losses are charged to the allowance, and subsequent recoveries are added to the allowance.


                                                                     (Continued)

                         UNITED BANK AND TRUST COMPANY

                         Notes to Financial Statements


          Management believes that the allowance for loan losses is adequate. While management uses available information to recognize loan losses, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

          A substantial portion of the Bank's loans is secured by real estate in markets in northwest Georgia, including primarily Polk, Paulding, Floyd, and Bartow Counties. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio is susceptible to changes in the market conditions in these areas.

          Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on loans is discontinued when reasonable doubt exists as to the full, timely collection of interest or principal or they become contractually in default for 90 days or more as to either interest or principal unless they are both well secured and in the process of collection. When a loan is placed on nonaccrual status, previously accrued and uncollected interest for the year in which the loan is placed on nonaccrual status is charged to interest income on loans with the balance, if any, charged to the allowance for possible loan losses, unless management believes that the accrued interest is recoverable through the liquidation of collateral.

          Loans for which it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the note agreement are considered to be impaired. When a loan is considered to be impaired, cash receipts are applied under the contractual terms of the loan agreement, first to principal and then to interest income. A loan is also considered impaired if its terms are modified in a troubled debt restructuring after January 1, 1995. For these accruing impaired loans, cash receipts are typically applied to principal and interest receivable in accordance with terms of the restructured loan agreement.

          Loan origination fees and certain loan origination costs relating to loans originated have been deferred and are being recognized using a method which approximates level yield over the terms of the loans.

     (e)  Premises and Equipment

          Premises and equipment are carried at cost, less accumulated depreciation, which is computed using the straight-line method over the estimated useful lives of the related assets.


                                                                     (Continued)

                         UNITED BANK AND TRUST COMPANY

                         Notes to Financial Statements


     (f)  Income Taxes

          The Bank accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (g)  Reclassifications

          Certain reclassifications have been made to the 1996 and 1995 financial statements to conform with classifications adopted in 1997.

(2)  Investment Securities

     Investment securities available for sale are summarized as follows:

                                                     December 31, 1997
                                      ------------------------------------------------
                                                     Gross        Gross
                                       Amortized   unrealized  unrealized   Estimated
                                         cost        gains       losses     fair value
                                      -----------  ----------  -----------  ----------

      U.S. Treasury and U.S.
        governmental agencies         $ 7,492,422      41,290      (7,934)   7,525,778
      Mortgage-backed securities        3,785,845       7,700     (73,003)   3,720,542
      State and municipal               1,907,065      54,540      (5,761)   1,955,844
      Federal Home Loan Bank stock        379,500          --          --      379,500
                                      -----------     -------     -------   ----------
                                      $13,564,832     103,530      86,698   13,581,664
                                      ===========     =======     =======   ==========

                                                     December 31, 1996
                                      ------------------------------------------------
                                                     Gross       Gross
                                       Amortized   unrealized  unrealized   Estimated
                                         cost        gains       losses     fair value
                                      -----------  ----------  ----------   ----------

      U.S. Treasury and U.S.
        governmental agencies         $ 9,447,523      14,449      80,540    9,381,432
      Mortgage-backed securities        3,194,221       8,459      75,164    3,127,516
      State and municipal               2,169,083       1,666      48,868    2,121,881
      Federal Home Loan Bank stock        285,100          --          --      285,100
                                      -----------     -------     -------   ----------

                                      $15,095,927      24,574     204,572   14,915,929
                                      ===========     =======     =======   ==========

                                                                     (Continued)

                         UNITED BANK AND TRUST COMPANY

                         Notes to Financial Statements


     The carrying value and estimated fair value of investment securities available for sale at December 31, 1997, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                Amortized   Estimated
                                                  cost      fair value
                                               -----------  ----------

     Due after one year through five years     $ 1,010,000   1,005,396
     Due after five years through ten years      6,115,018   6,151,519
     Due after ten years or more                 2,274,469   2,324,707
     Mortgage-backed securities                  3,785,845   3,720,542
     Federal Home Loan Bank stock                  379,500     379,500
                                               -----------  ----------

                                               $13,564,832  13,581,664
                                               ===========  ==========

     In 1996, there were no sales of investment securities. Proceeds from the sale of investment securities during 1997 and 1995 were $5,705,770 and $395,701, respectively. Gross realized gains of $16,012 and gross realized losses of $9,458 were recorded on sales of investment securities in 1997. Gross realized losses on the sale of investment securities were $2,245 in 1995.

     Investment securities with a carrying value of approximately $-0- and $4,004,000 at December 31, 1997 and 1996, respectively, were pledged to secure public funds on deposit. Additionally, all Federal Home Loan Bank ("FHLB") stock has been pledged to secure borrowings from the FHLB.

(3)  Loans

     The following is a summary of loans by classification at December 31, 1997 and 1996:

                                                         1997        1996
                                                     -----------  ----------

     Real estate - 1-4 family residential            $ 6,651,373   4,736,989
     Real estate - multi-family                          560,437     561,166
     Real estate - construction                        1,035,643     747,356
     Other loans secured by real estate                3,610,960   2,329,580
     Commercial, financial, and agricultural           5,716,240   5,081,822
     Consumer installment and single payment           5,182,407   4,488,064
      individual                                     -----------  ----------

                                                     $22,757,060  17,944,977
                                                     ===========  ==========

                                                                     (Continued)

                         UNITED BANK AND TRUST COMPANY

                         Notes to Financial Statements


     The following is a summary of transactions in the allowance for loan losses for the years ended December 31, 1997, 1996, and 1995:

                                                        1997       1996      1995
                                                      --------   -------   -------
      Allowance for loan losses, beginning of year    $239,747   212,253   213,273
      Provision for loan losses                         93,050    51,500    36,000
      Loans charged off                                (31,905)  (32,012)  (43,986)
      Recoveries on loans previously charged off        11,627     8,006     6,966
                                                      --------   -------   -------

      Allowance for loan losses, end of year          $312,519   239,747   212,253
                                                      ========   =======   =======

     Nonaccrual loans at December 31, 1997, 1996, and 1995 amounted to approximately $45,000, $60,000, and $8,600, respectively.

     The Bank has, in the normal course of business, direct and indirect loans outstanding to various executive officers, directors, and their associates. The following is a summary of activity during 1997 for such loans:

        Balance at December 31, 1996              $1,836,319
        New loans                                  1,106,799
        Repayments                                 1,630,492
                                                  ----------

        Balance at December 31, 1997              $1,312,626
                                                  ==========
     In the normal course of business, the Bank has unfunded commitments to extend credit and standby letters of credit approximating $2,317,000 and $30,500, respectively, at December 31, 1997. The Bank uses the same credit policies in making these commitments as it does for its standard lending arrangements.

(4)  Premises and Equipment

     The following is a summary of premises and equipment at December 31, 1997 and 1996:

                                              1997       1996
                                           ----------  ---------

      Land and land improvements           $  448,506    448,506
      Building                              1,352,085  1,352,085
      Automobile                               19,617     19,617
      Furniture and equipment               1,051,443  1,001,512
                                           ----------  ---------
           Total premises and equipment     2,871,651  2,821,720

      Less accumulated depreciation           820,212    665,355
                                           ----------  ---------

           Net premises and equipment      $2,051,439  2,156,365
                                           ==========  =========

                                                                     (Continued)

                         UNITED BANK AND TRUST COMPANY

                         Notes to Financial Statements


(5)  Interest-Bearing Deposits

     The following is a summary of interest-bearing deposits by classification at December 31, 1997 and 1996:

                                                   1997         1996
                                                -----------  ----------

      Interest-bearing demand deposits          $ 8,313,266   5,116,545
      Savings                                     5,357,270   5,228,676
      Time certificates under $100,000           15,884,254  12,522,639
      Time certificates of $100,000 and over      3,326,836   5,328,772
                                                -----------  ----------

           Total interest-bearing deposits      $32,881,626  28,196,632
                                                ===========  ==========

     Interest expense for time certificates of $100,000 and over approximated $242,000, $181,000, and $129,000 for the years ended December 31, 1997,
     1996, and 1995, respectively.

(6)  Borrowings

     At December 31, 1997, the Bank had available lines of credit commitments with the FHLB totaling $4,000,000. No advances were outstanding as of December 31, 1997.

     At December 31, 1996, the Bank has pledged, under a blanket floating lien with the FHLB, all FHLB stock owned by the Bank and certain qualifying first mortgage loans with unpaid principal balances totaling approximately $4,633,000.

(7)  Income Taxes

     The components of income tax expense attributable to income from continuing operations consist of:

                                           1997      1996    1995
                                         ---------  ------  ------
      Federal:
       Current tax expense               $148,449   64,972  67,073
       Deferred tax (benefit) expense      (6,909)  15,941  13,727
                                         --------   ------  ------

                                         $141,540   80,913  80,800
                                         ========   ======  ======

                                                                     (Continued)

                         UNITED BANK AND TRUST COMPANY

                         Notes to Financial Statements


     Income tax expense for the years ended December 31, 1997, 1996, and 1995 differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to income before income taxes as follows:

                                                1997       1996     1995
                                              --------    ------   ------

       Computed "expected" tax expense        $167,649    98,353   91,301
       Increase (decrease) in income taxes
        resulting from:
         Tax-exempt interest                   (29,134)  (23,823)  (7,910)
         Change in the valuation allowance
          for deferred tax assets                                  (5,682)
         Other, net                              3,025     6,383    3,091
                                              --------    ------   ------

                                              $141,540    80,913   80,800
                                              ========    ======   ======

     The change in the valuation allowance for deferred tax assets during the year ended December 31, 1995 resulted from the generation of taxable income, the availability of tax loss carrybacks, and the expected future taxable income of the Bank. At December 31, 1997 and 1996, the Bank has recorded a valuation allowance of $6,973 relating to a portion of its state gross receipts tax credit carryforwards.

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets as of December 31, 1997 and 1996 are presented below:

                                                              1997      1996
                                                            --------  --------
      Deferred tax assets:
        Unrealized holding losses on investment
         securities available for sale                   $       --    61,125
        Provision for loan losses                           102,719    76,419
        State gross receipts tax credit carryforwards        16,715    11,549
                                                            -------   -------
           Total gross deferred tax assets                  119,434   149,093

        Less valuation allowance                              6,973     6,973
                                                            -------   -------
                                                            112,461   142,120
                                                            -------   -------

      Deferred tax liabilities:
        Depreciation                                        (52,012)  (27,455)
        Unrealized holding gains on investment
         securities available for sale                       (5,648)
                                                            -------
           Total gross deferred tax liabilities             (57,660)  (27,455)
                                                            -------   -------

           Net deferred tax assets                       $   54,801   114,665
                                                            =======   =======

     The Bank has approximately $25,000 in state gross receipts tax credits for state income tax purposes which expire through the year 2009.

                                                                     (Continued)

                         UNITED BANK AND TRUST COMPANY

                         Notes to Financial Statements

(8)  Regulatory Matters

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework of prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank's capital category.

     The Bank's actual capital amounts and ratios are also presented in the table below:

                                                                                     Minimum to be well
                                                                                      capitalized under
                                                            Minimum for capital       prompt corrective
                                         Actual              adequacy purposes        action provisions
                                  -------------------      --------------------     --------------------
                                    Amount      Ratio        Amount       Ratio       Amount       Ratio
                                  ----------    -----      ----------     -----     ----------     -----
As of December 31, 1997:
 Total risk-based capital
  (to risk-weighted assets)       $5,429,000    20.36      $2,132,720      8.00     $2,665,900     10.00
 Tier 1 capital - risk-based
  (to risk-weighted assets)        5,116,000    19.19       1,064,360      4.00      1,559,540      6.00
 Tier 1 capital - leverage
  (to average assets)              5,116,000    12.17       1,682,080      4.00      2,102,600      5.00
As of December 31, 1996:
 Total risk-based capital
  (to risk-weighted assets)        5,094,000    23.00       1,734,320      8.00      2,167,900     10.00
 Tier 1 capital - risk-based
  (to risk-weighted assets)        4,855,000    22.00         867,160      4.00      1,300,740      6.00
 Tier 1 capital - leverage
  (to average assets)              4,855,000    12.78       1,519,480      4.00      1,899,350      5.00

     The Bank is restricted, without prior regulatory approval, in the payment of cash dividends to 50% of the prior year's net income, subject to maintenance of required capital.

                                                                     (Continued)

                         UNITED BANK AND TRUST COMPANY

                         Notes to Financial Statements


(9)  Supplemental Financial Data

     Components of other operating expense in excess of 1% of gross income for the respective years are as follows:

                                        Years ended December 31,
                                        ------------------------
                                          1997     1996    1995
                                        --------  ------  ------
     Expenses:
       Legal and professional fees       $45,152  60,716  28,107
       Stationery and supplies            43,267  48,831  43,539
       Director fees                      42,700  42,500  41,500
       FDIC fees and other insurance      26,673  22,327  29,868
                                         =======  ======  ======

(10) Fair Value of Financial Instruments

     SFAS 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a portion of the Bank's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involves uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates. The assumptions used in the estimation of the fair value of the Bank's financial instruments are explained below. Where quoted market prices are not available, fair values are based on estimates using discounted cash flow and other valuation techniques. Discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following fair value estimates cannot be substantiated by comparison to independent markets and should not be considered representative of the liquidation value of the Bank's financial instruments, but rather a good-faith estimate of the fair value of financial instruments held by the Bank. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

                                                                     (Continued)

                         UNITED BANK AND TRUST COMPANY

                         Notes to Financial Statements


     The following methods and assumptions were used by the Bank in estimating the fair value of its financial instruments:

          (a) Cash and Due from Banks, Federal Funds Sold, and Interest-Bearing Deposits with Other Banks

               Fair value equals the carrying value of such assets.

          (b)  Investment Securities

               The fair value of investment securities is based on quoted market prices, where available. If quoted market prices are not available, fair value is based on quoted market prices of comparable instruments.

          (c)  Loans

               The fair value of loans is calculated using discounted cash flows by loan type. The discount rate used to determine the present value of the loan portfolio is an estimated market discount rate that reflects the credit and interest rate risk inherent in the loan portfolio. The estimated maturity is based on the Bank's historical experience with repayments adjusted to estimate the effect of current market conditions. The carrying amount of accrued interest approximates its fair value.

          (d)  Deposits

               As required by SFAS 107, the fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, NOW accounts, savings, and money market deposit accounts, is equal to the carrying value. Certificates of deposit have been valued using discounted cash flows. The discount rate used is based on estimated market rates for deposits of similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

          (e)  Borrowings

               The fair value of borrowings approximates the carrying value as the borrowings are at a variable rate of interest.

                                                                     (Continued)

                         UNITED BANK AND TRUST COMPANY

                         Notes to Financial Statements


     The carrying value and estimated fair value of the Bank's financial instruments at December 31, 1997 and 1996 are as follows (in thousands):

                                                    1997                   1996
                                           ---------------------   ---------------------
                                           Carrying   Estimated    Carrying   Estimated
                                            amount    fair value    amount    fair value
                                           --------   ----------   --------   ----------
      Financial assets:
        Cash and due from banks            $   895         895        1,380       1,380
                                           =======      ======     ========    ========

        Federal funds sold                 $ 1,621       1,621          935         935
                                           =======      ======     ========    ========

        Interest-bearing deposits
          with other banks                 $   287         287          883         883
                                           =======      ======     ========    ========

        Investment securities              $13,582      13,582       14,916      14,916
                                           =======      ======     ========    ========

        Loans, net                         $22,431                   17,690      17,477
                                           =======                 ========    ========

      Financial liabilities:
        Deposits                           $35,850                   30,980      31,108
                                           =======                 ========    ========

        FHLB borrowings                    $    --          --        2,600       2,600
                                           =======      ======     ========    ========
